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HOLICITY INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 29, 2021.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend the annual meeting, visit:
https://www.cstproxy.com/holicity/sm2021

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY

HOLICITY INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 30, 2021 AT 11 A.M. EASTERN TIME

The undersigned hereby appoints Craig McCaw and Steve Ednie (together, the "Proxies"), and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote at the special meeting (the "Special Meeting") of stockholders of Holicity Inc. ("Holicity"), to be held on June 30, 2021 at 11 a.m. Eastern time, virtually at **https://www.cstproxy.com/holicity/sm2021**, and at any adjournments or postponements thereof. Such shares shall be voted as indicated with respect to the proposals listed and in the Proxies' discretion on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED "FOR" ALL PROPOSALS PRESENTED TO STOCKHOLDERS.

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY.

(Continued, and to be marked, dated and signed, on the other side)

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of the Special Meeting and Proxy Statement are available at: https://www.cstproxy.com/holicity/sm2021

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

Please mark your votes like this **X**

The Board of Directors recommends a vote "FOR" each proposal.

Proposal No. 1 — The Business Combination Proposal — to consider and vote upon a proposal to approve the business combination agreement, dated as of February 2, 2021 (as may be amended and/or restated from time to time, the "Business Combination Agreement"), by and among Holicity, Holicity Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Holicity ("Merger Sub"), and Astra Space, Inc., a Delaware corporation ("Astra"), and the transactions contemplated thereby, pursuant to which Merger Sub will merge with and into Astra with Astra surviving the merger as a wholly owned subsidiary of Holicity (the transactions contemplated by the Business Combination Agreement, the "Business Combination" and such proposal, the "Business Combination Proposal"). In addition, in connection with the consummation of the Business Combination, Holicity will be renamed "Astra Space, Inc." and is referred to herein as "New Astra" as of the time following such change of name. FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2 — The Charter Proposal — to consider and vote upon a proposal to approve, assuming the Business Combination Proposal is approved and adopted, the proposed second amended and restated certificate of incorporation of Holicity (the "Proposed Charter"), which will replace Holicity's amended and restated certificate of incorporation, dated August 5, 2020 (the "Current Charter") and will be in effect upon the closing of the Business Combination (the "Closing") (we refer to such proposal as the "Charter Proposal"); FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3 — The Advisory Charter Proposals — to consider and vote upon separate proposals to approve, on a non-binding advisory basis, the following material differences between the Proposed Charter and the Current Charter, which are being presented in accordance with the requirements of the Securities and Exchange Commission as seven separate sub-proposals (we refer to such proposals as the "Advisory Charter Proposals"):

- **Advisory Charter Proposal A** — Under the Proposed Charter, New Astra will be authorized to issue 466,000,000 shares of capital stock, consisting of (i) 400,000,000 shares of New Astra Class A common stock, par value $0.0001 per share, (ii) 65,000,000 shares of New Astra Class B common stock, par value $0.0001 per share, and (iii) 1,000,000 shares of preferred stock, par value $0.0001 per share, as opposed to the Current Charter authorizing Holicity to issue 221,000,000 shares of capital stock, consisting of (a) 220,000,000 shares of common stock, including 200,000,000 shares of Class A common stock, par value $0.0001 per share, and 20,000,000 shares of Class B common stock, par value $0.0001 per share, and (b) 1,000,000 shares of preferred stock, par value $0.0001 per share; FOR ☐ AGAINST ☐ ABSTAIN ☐
- **Advisory Charter Proposal B** — Holders of shares of New Astra Class A common stock will be entitled to cast one vote per share of New Astra Class A common stock and holders of shares of New Astra Class B common stock will be entitled to cast 10 votes per share of New Astra Class B common stock on each matter properly submitted to New Astra's stockholders entitled to vote, as opposed to each share of Holicity Class A common stock and Holicity Class B common stock being entitled to one vote per share on each matter properly submitted to Holicity's stockholders entitled to vote; FOR ☐ AGAINST ☐ ABSTAIN ☐
- **Advisory Charter Proposal C** — Any action required or permitted to be taken by the stockholders of New Astra may be taken by written consent until the time the issued and outstanding shares of Class B common stock represent less than 50% of the voting power of the then outstanding shares of capital stock of New Astra; FOR ☐ AGAINST ☐ ABSTAIN ☐
- **Advisory Charter Proposal D** — Amendments to certain provisions of the Proposed Charter relating to the rights of Class A and Class B common stock will require (i) so long as any shares of Class B common stock remain outstanding, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Class B common stock of New Astra, voting as a separate class, (ii) so long as any shares of Class A common stock remain outstanding, the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock of New Astra, voting as a separate class, and (iii) the affirmative vote of the holders of a majority of the voting power of the then outstanding capital stock of New Astra, as opposed to the Current Charter only requiring such an amendment to be approved by stockholders in accordance with Delaware law; FOR ☐ AGAINST ☐ ABSTAIN ☐
- **Advisory Charter Proposal E** — The bylaws of New Astra may be amended, altered or repealed or adopted either (x) by the affirmative vote of a majority of the New Astra board of directors present at any regular or special meeting of the Board at which a quorum is present or (y) (i) when outstanding Class B common stock represents less than 50% of the total voting power, the affirmative vote of the holders of at least two-thirds of the voting power of the capital stock of New Astra or, prior to such time, (ii) the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock of New Astra, as opposed to the bylaws of Holicity requiring the approval of a majority of the board of directors of Holicity or by the affirmative vote of the holders of a majority of Holicity's outstanding shares; FOR ☐ AGAINST ☐ ABSTAIN ☐
- **Advisory Charter Proposal F** — The number of directors will be fixed and may be modified either (i) by the New Astra board of directors or (ii) by the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding capital stock of New Astra, depending on the number of shares of New Astra Class B common stock beneficially owned by the Astra Founders at such time; and FOR ☐ AGAINST ☐ ABSTAIN ☐
- **Advisory Charter Proposal G** — Delaware law permits a corporation to classify its board of directors into as many as three classes with staggered terms of office. The board of directors will be classified into three classes, which will have staggered terms of office such that one-third of the directors' terms will expire each year and the succeeding directors will have a term of three years; FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 4 — The Stock Issuance Proposal — to consider and vote upon a proposal to approve, assuming the Business Combination Proposal and the Charter Proposal are approved and adopted, for the purposes of complying with the applicable listing rules of the Nasdaq Capital Market, the issuance of (x) shares of Holicity Class A common stock pursuant to the terms of the Business Combination Agreement and (y) shares of Holicity Class A common stock to certain institutional investors (the "PIPE Investors") in connection with the issuance of an aggregate of 20,000,000 shares of Holicity Class A common stock pursuant to those certain subscription agreements to the PIPE Investors immediately before the Closing, at a purchase price of $10.00 per share., plus any additional shares pursuant to subscription agreements we may enter into prior to Closing (we refer to this proposal as the "Stock Issuance Proposal"); FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 5 — The Incentive Plan Proposal — to consider and vote upon a proposal to approve, assuming the Business Combination Proposal, the Charter Proposal and the Stock Issuance Proposal are approved and adopted, the Astra Space, Inc. 2021 Omnibus Incentive Plan (the "Incentive Plan"), a copy of which is attached to the proxy statement/prospectus as Annex F, including the authorization of the initial share reserve under the Incentive Plan (the "Incentive Plan Proposal"); FOR ALL ☐ WITHHOLD ALL ☐ FOR ALL EXCEPT ☐

Proposal No. 6 — The ESPP Proposal — to consider and vote upon a proposal to approve, assuming the Business Combination Proposal, the Charter Proposal and the Stock Issuance Proposal are approved and adopted, the Astra Space, Inc. 2021 Employee Stock Purchase Plan (the "ESPP"), a copy of which is attached to the proxy statement/prospectus as Annex G, including the authorization of the initial share reserve under the ESPP (the "ESPP Proposal"); and FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 7 — The Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, any of the Business Combination Proposal, the Charter Proposal, the Stock Issuance Proposal, the Incentive Plan Proposal and the ESPP Proposal (together the "condition precedent proposals") would not be duly approved and adopted by our stockholders or we determine that one or more of the Closing conditions under the Business Combination Agreement is not satisfied or waived (we refer to this proposal as the "Adjournment Proposal"). FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

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Signature____________________ **Signature, if held jointly**____________________ **Date**__________**2021.**

NOTE: Please sign as name appears hereon. Join owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

The shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted "FOR" each proposal presented to stockholders. If any other matters properly come before the Special Meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.